                                                                   EXHIBIT 10.16

                                AMENDMENT NO. 10
                         TO MASTER REPURCHASE AGREEMENT

            Amendment No. 10, dated as of April 20, 2004 (this "Amendment"), between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Buyer") and OAK STREET MORTGAGE LLC (formerly known as Cresleigh Financial Services LLC (the "Seller").

                                    RECITALS

            The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of March 1, 2002, as amended by Amendment No. 1, dated as of May 30, 2002, Amendment No. 2, dated as of September 29, 2002, Amendment No. 3, dated as of October 30, 2002, Amendment No. 4, dated as of December 16, 2002, Amendment No. 5, dated as of February 27, 2003, Amendment No. 6, dated as of May 1, 2003, Amendment No. 7, dated as of May 15, 2003, Amendment No. 8, dated as of September 12, 2003 and Amendment No. 9, dated as of March 1, 2003 (the "Existing Repurchase Agreement"; as amended by this Amendment, the "Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

            The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

            Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

            SECTION 1. Definitions.

            (a) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Adjusted Tangible Net Worth" in its entirety and replacing it with the following language:

            ""Adjusted Tangible Net Worth" means, for Seller, (a) the sum of (i) stockholder equity and (ii) Subordinated Debt (as such term will be mutually agreed upon by Buyer and Seller), minus (b) the sum of (I) receivables from shareholders, affiliates or employees (excluding any receivables due from Great Western Mortgage LLP, for which advances are used exclusively for warehousing residential mortgage loans) and (II) all intangible assets including capitalized servicing rights, prepaid assets, goodwill, patents, trade names, trademarks, copyrights, franchises, any organizational expenses, deferred expenses, and any other asset as shown as an intangible asset on the balance sheet of the Seller on a consolidated basis as determined at a particular date in accordance with GAAP."

            (b) Section 2 of the Existing Repurchase Agreement is hereby amended by inserting after the first sentence of the definition of "Exception Mortgage Loan" the following language:

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

            "Buyer's approval of a Mortgage Loan as an Exception Mortgage Loan shall expire on the earlier of (a) the date set forth by the Buyer in the written notice that such Mortgage Loan is approved as an Exception Mortgage Loan (an "Exception Notice" or (b) the occurrence of any additional event, other than that set forth in the Exception Notice, which would cause the Mortgage Loan to become ineligible for purchase hereunder."

            (c) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Market Value" in its entirety and replacing it with the following language:

            ""Market Value" means, with respect to any Purchased Mortgage Loan as of any date of determination, the whole loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its sole discretion. Without limiting the generality of the foregoing, Seller acknowledges that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer (and, to the extent that such reduction causes a Margin Call pursuant to Section 6(a), such reduction shall be communicated to Seller) if:

            (i) a material breach of a representation, warranty or covenant made by Seller in this Agreement with respect to such Purchased Mortgage Loan which adversely affects its collectibility or Market Value has occurred and is continuing;

            (ii) such Purchased Mortgage Loan is a Non-Performing Mortgage Loan;

            (iii) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of ten (10) calendar days;

            (iv) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

            (v) such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than 90 days;

            (vi) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan, for which the Mortgage File has not been delivered to the Custodian on or prior to the seventh Business Day after the related Purchase Date;

            (vii) when the Mortgage Loan is a Second Lien Mortgage Loan and the Cash Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Cash Purchase Price of all Second Lien Mortgage Loans that are Purchased Mortgage Loans exceeds $7.5 million;

            (viii) when the Mortgage Loan is a Sub-Prime Mortgage Loan and the Cash Purchase Price for such Purchased Mortgage Loan is added to other

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

            Purchased Mortgage Loans, the aggregate Cash Purchase Price of all Sub-Prime Mortgage Loans that are Purchased Mortgage Loans exceeds $49.5 million;

                  (ix) during the first five (5) Business Days and the last
            three (3) Business Days of each calendar month, when the Mortgage Loan is a Wet-Ink Mortgage Loan and the Cash Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Cash Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 40% of the Maximum Aggregate Cash Purchase Price;

                  (x) other than during the first five (5) Business Days and the last three (3) Business Days of each calendar month, when the Mortgage Loan is a Wet-Ink Mortgage Loan and the Cash Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Cash Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 30% of the Maximum Aggregate Cash Purchase Price; or

                  (xi) such Purchased Mortgage Loan is no longer acceptable for purchase by Buyer (or an Affiliate thereof) under any of the flow purchase or conduit programs for which Sellers then have been approved due to a Requirement of Law relating to consumer credit laws or otherwise."

            (d) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Termination Date" in its entirety and replacing it with the following language:

            ""Termination Date" means the earlier of (a) October 13, 2004 and
(b) the date of the occurrence of an Event of Default."

            SECTION 2. Covenants. Section 14(a) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

            "(a) Adjusted Tangible Net Worth. Seller shall maintain an Adjusted Tangible Net Worth of at least $9 million."

            SECTION 3. Reports. Section 17(a) of the Existing Repurchase Agreement is hereby amended by adding the following subclause (8) at the end thereof:

            "(8) as soon as available, and in any event within thirty (30) days of receipt, copies of relevant portions of all final written Agency, FHA, VA, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) "report cards," "grades" or other classifications of the quality of Seller's operations;"

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

            SECTION 4. Schedules. Representation and Warranty (ee) in Schedule 1 of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

            "(ee) Servicemembers Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003."

            SECTION 5. Exhibits. Exhibit D of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A hereto.

            SECTION 6. Conditions Precedent. This Amendment shall become effective on May 15, 2003 (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

            6.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

            (a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and the Seller; and

            (b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

            SECTION 7. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in
Section 13 of the Repurchase Agreement.

            SECTION 8. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

            SECTION 9. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

            SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

            SECTION 11. Acknowledgement of Anti-Predatory Lending Policies. Buyer has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.

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

            IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:                                   CREDIT SUISSE FIRST BOSTON MORTGAGE
                                         CAPITAL LLC,
                                         AS BUYER

                                         By: /s/ Jeffrey A. Detwiler
                                             -----------------------
                                             Name:  Jeffrey A. Detwiler
                                             Title: Managing Director

Seller:                                  OAK STREET MORTGAGE LLC
                                         AS SELLER

                                         By: /s/ Craig L. Royal
                                             -----------------------
                                             Name:  Craig L. Royal
                                             Title: Chief Financial Officer

                          EXHIBIT A TO AMENDMENT NO. 10

                                                                       EXHIBIT D

                        OFFICER'S COMPLIANCE CERTIFICATE

            I,_____________________, do hereby certify that I am duly elected, qualified and authorized officer of Oak Street Mortgage LLC ("Seller"). This Certificate is delivered to you in connection with Section 17b of the Amended and Restated Master Repurchase Agreement dated as of March 1, 2002, among Seller and Credit Suisse First Boston Mortgage Capital LLC (the "Agreement"). I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

                  (i) Adjusted Tangible Net Worth. For each quarter commencing after March 31, 2004, Seller has maintained an Adjusted Tangible Net Worth of at least $9.0 million.

                  (ii) Indebtedness to Adjusted Tangible Net Worth Ratio.
            Seller's ratio (i) of the sum (without duplication) of the Seller's Indebtedness and the aggregate outstanding Purchase Price of the Purchased Mortgage Loans under this Agreement to (ii) Adjusted Tangible Net Worth shall not exceed 20:1.

                  (iii) (iii) Maintenance of Profitability. Seller has not
            permitted, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

                  (iv) Insurance. Seller or its Affiliates, have maintained, for
            Seller and its Subsidiaries, insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud or an aggregate amount of at least $__________. The actual amount of such coverage is $_________.

                  (v) Financial Statements. The financial statements attached hereto are accurate and complete, accurately reflect the financial condition of Seller, and do not omit any material fact as of the date(s) thereof.

                  (vi) Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.

                  (vii) Compliance. Seller has observed or performed in all
            material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Agreements to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]

                  (viii) Regulatory Action. Seller is not currently under
            investigation or, to best of Seller's knowledge, no investigation by any federal, state or local government agency is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller's business. [If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]

                  (ix) No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

                  (x) Indebtedness. All Indebtedness (other than Indebtedness evidenced by the Repurchase Agreement) of Seller existing on the date hereof is listed on Schedule 2 hereto.

                  (xi) Purchased Mortgage Loans. Attached hereto as Schedule 3 is a true and correct list of all Mortgage Loans purchased by Buyer and held by Custodian pending repurchase.

                  (xii) Originations. Attached hereto as Schedule 4 is a true and correct summary of all Mortgage Loans originated by Seller during the calendar quarter ending on [DATE].

IN WITNESS WHEREOF, I have set my hand this______ day of__________,__________.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                 SCHEDULE 1 TO OFFICER'S COMPLIANCE CERTIFICATE

                       CALCULATIONS OF FINANCIAL COVENANTS
                         AS OF THE QUARTER ENDED [DATE]

I.    ADJUSTED TANGIBLE NET WORTH

1.    Net Worth (book)                                           $

      Plus:

2.    Subordinated Debt (maturity > CSFB line maturity)          $

3.    1% of outstanding servicing portfolio balance

I.(a) TOTAL OF ITEMS 1-3                                         $

      Less:

4.    Capitalized servicing balance                              $

5.    Goodwill                                                   $

6.    Receivables or advances due from shareholders,             $
      affiliates, employees or related parties

7.    Trademarks                                                 $

8.    Capitalized organizational expenses                        $

9.    Copyrights                                                 $

10.   Tradenames                                                 $

11.   Restricted Cash                                            $

12.   Deferred Charges                                           $

13.   Prepaid assets                                             $

14.   Investments in related entities, partnerships              $

15.   Any other intangible assets                                $

I.(b) TOTAL OF ITEMS 4-15                                        $


I.(c) ACTUAL ADJUSTED TANGIBLE NET WORTH (a MINUS b)             $

      Adjusted Tangible Net Worth Covenant                       $
      COMPLIANCE?                                                YES / NO

II.   LEVERAGE RATIO

      TOTAL DEBT DIVIDED BY ADJUSTED TANGIBLE NET WORTH - ACTUAL XX.X
      Leverage Covenant                                          xx.x
      Compliance?                                                YES / NO

                 SCHEDULE 2 TO OFFICER'S COMPLIANCE CERTIFICATE

                      INDEBTEDNESS as of
                                         ------------------

                     TOTAL              OUTSTANDING
 LENDER           COMMITMENT            INDEBTEDNESS             EXPIRATION DATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 SCHEDULE 3 TO OFFICER'S COMPLIANCE CERTIFICATE

                            PURCHASED MORTGAGE LOANS

                 SCHEDULE 4 TO OFFICER'S COMPLIANCE CERTIFICATE

                       OVERALL MORTGAGE LOAN ORIGINATIONS

                                                              AGGREGATE PRINCIPAL
                                       TOTAL NUMBER OF             BALANCE OF
                                       MORTGAGE LOANS            MORTGAGE LOANS
    MORTGAGE LOAN TYPE                    ORIGINATED               ORIGINATED
---------------------------------------------------------------------------------
   Alt-A Mortgage Loans
---------------------------------------------------------------------------------
Conforming Mortgage Loans
---------------------------------------------------------------------------------
   Jumbo Mortgage Loans
---------------------------------------------------------------------------------
Second Lien Mortgage Loans
---------------------------------------------------------------------------------
 Sub-Prime Mortgage Loans
---------------------------------------------------------------------------------

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

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